Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 17	Trade Date: 11/25/02
(To Prospectus dated July 22, 2002)	Issue Date: 11/29/02

The date of this Pricing Supplement is November 25, 2002

CUSIP or Common Code:	41013MCY4	41013MCZ1	41013MDA5	41013MDB3

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,485,024.00	$965,250.00	$2,151,452.00	$727,915.00

Discounts and Commissions:	0.800%	1.000%	1.400%	1.500%

Reallowance:	0.150%	0.150%	0.200%	0.200%

Dealer:	99.350%	99.200%	98.800%	98.800%

Maturity Date:	11/15/06	11/15/07	11/15/10	11/15/12

Stated Annual Interest Rate:	3.150%	3.600%	4.350%	4.850%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	12/15/02	12/15/02	12/15/02	12/15/02

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 17	Trade Date: 11/25/02
(To Prospectus dated July 22, 2002)	Issue Date: 11/29/02

The date of this Pricing Supplement is November 25, 2002

CUSIP or Common Code:	41013MDC1	41013MDD9	41013MDE7	41013MDF4

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,381,395.00	$3,252,620.00	$986,700.00	$7,571,885.00

Discounts and Commissions:	1.750%	2.000%	2.500%	2.750%

Reallowance:	0.275%	0.350%	0.350%	0.350%

Dealer:	98.600%	98.350%	97.850%	97.600%

Maturity Date:	11/15/14	11/15/17	11/15/22	11/15/27

Stated Annual Interest Rate:	5.000%	5.400%	5.500%	5.800%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	12/15/02	12/15/02	12/15/02	12/15/02

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	11/15/05 Callable one time only at 100% on call date above with 30 days notice.	N/A	11/15/07 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.